RULE 419 ESCROW AGREEMENT


ESCROW AGREEMENT dated as of March _____, 2001 (the "Agreement") by and between DARBY ACQUISITION CORPORATION, a Delaware corporation (the "Company") and CAPITAL BANK & TRUST COMPANY (the "Escrow Agent").

WHEREAS the Company proposes to sell up to 120,000 shares of common stock (the "Shares" or "Securities") in a limited public offering, as more fully described in the Company's Registration Statement on Form SB-2, (the "Registration Statement"); and

WHEREAS the Company desires that the Escrow Agent establish an escrow account in accordance with Rule 419, a copy of which is appended hereto and made a part hereof, to accept all offering proceeds derived by the Company from the sale of the Shares (the "Offering Proceeds"), as well as the share certificates representing the Shares issued in connection with the Company's offering, in escrow, to be held and disbursed as hereinafter provided.

NOW,   THEREFORE,   in  consideration  of  the  promises  and  mutual  covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to act in accordance with and subject to such terms.

2. Establishment of Escrow Account. The Escrow Agent shall open an escrow account (the "Escrow Account") for the deposit of the proceeds to be derived by the Company from the sale of the Shares, being the Offering Proceeds, subject to the terms and conditions of this Agreement.

2.1 Notice of Effective Date of Registration. On or before the date of the initial deposit in the Escrow Account pursuant to this Agreement, the Company shall notify the Escrow Agent in writing of the effective date of the Registration Statement (the "Effective Date") and the Escrow Agent shall not be required to accept any amount for deposit in the Escrow Account prior to its receipt of such notification.

3. Deposit of Offering Proceeds and Share Certificates. Subject to Rule 419, upon the Company's receipt and acceptance of subscriptions and Offering Proceeds, the Company shall promptly deliver to the Escrow Agent such proceeds in the form of checks or money orders drawn to the order of the Escrow Agent.

Simultaneously with each deposit into the Escrow Account, the Company shall inform the Escrow Agent by confirmation slip, or other writing, of the name and address of the prospective


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purchaser,  the number of  Securities  subscribed  for by such  person,  and the aggregate dollar amount of such subscription.

All share certificates representing the Shares issued in connection with the Company's offering shall also be deposited by the Company directly into the Escrow Account promptly upon issuance. The identity of the purchasers of the Securities shall be included on the stock certificates or other documents evidencing such Securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to Securities held in their names, as provided by applicable state law. No transfer or other disposition of Securities held in the Escrow Account or any interest related to such Securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue code of 1986 as amended [26 U.S.C. 1 et seq.], or Title 1 of the Employee Retirement Income Security Act [29 U.S.C. 1001 et seq.], or the rules thereunder.

4. Disbursement of the Escrow Account. Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the Company to the Escrow Agent, that the requirements of Rule 419(e)(1) and (e)(2) have been met, and consummation of an acquisition(s) meeting the requirements of Rule 419(e)(2) or
(ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another escrow agent in accordance with Paragraph 5.8 then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest thereon) to the Company and the Securities to the purchasers or registered holders identified on the deposited Securities or deliver the Offering Proceeds and Securities to such other escrow agent, as the case may be, whereupon the Escrow Agent shall be released from further liability hereunder.

Notwithstanding the foregoing, Offering Proceeds and any dividends or interest held for the benefit of a purchaser of Securities, shall be disbursed to such purchaser upon the purchaser's failure to reconfirm his or her investment as provided in Rule 419(e)(2)(ii).

Notwithstanding the foregoing, if an acquisition meeting the requirements of Rule 419(e)(1) has not occurred by 18 months after the Effective Date of the Registration Statement, funds held in the Escrow Account shall be returned by first class mail or equally prompt means to the purchasers within five business days following that date.

5. Concerning the Escrow Agent.

5.1 The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or person. The Escrow Agent shall not be bound by any


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notice or demand, or any waiver, modification, termination or rescission of this
Agreement unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto.

5.2 The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder.

5.3 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

5.4 The Escrow Agent shall be indemnified and held harmless by the Company from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other parties hereto, notify such parties thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve any party form any liability which such party may have to the Escrow Agent hereunder. In the event of the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appeasable order of a court having jurisdiction over all of the parties hereto directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

5.5 During the term hereof, the Escrow Agent shall invest the Offering Proceeds pursuant to the requirements of Rule 419(b)(2)(iv). Interest or dividends earned on the Offering Proceeds, if any, shall be held in the Escrow Account until the funds are released in accordance with Rule 419(b)(2)(v) and (e)(3) and as provided for in Paragraph 4 hereof. Offering Proceeds and interest or dividends thereof, if any, shall be held for the sole benefit of the purchasers of the Securities. If funds held in the Escrow Account are released to a purchaser of the Securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the Escrow Account are released to the Company, interest or dividends earned or such funds up to the date of the release may be released to the Company.


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The Company  may  receive up to 10% of the  Offering  Proceeds  remaining  after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of Rule 419, exclusive of interest or dividends, as those Offering Proceeds are deposited into the Escrow Account.

5.6 The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder.

5.7 From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

5.8 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

5.9 The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at anytime by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided in Paragraph 5.8.

5.10 Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

6. Miscellaneous.

6.1 Governing Law and Assignment. This Agreement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to choice of law or conflict or laws rules, and shall be binding upon the Parties hereto and their respective successors and assigns.


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

6.2 This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the party to be charged.

6.3 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.

6.4 This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns.

6.5 Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing, as follows:

If to the Company, to:

DARBY ACQUISTION CORPORATION
Attn: Adam R. Shaw, Esq.
20 Corporate Woods Boulevard
Albany, NY 12211
(518) 432-7270

and if to the Escrow Agent, to:

CAPITAL BANK & TRUST COMPANY
Attn: Thomas G. Jones
7 Southwoods Boulevard
Albany, NY 12211
(518) 434-1212

7. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be determined to be invalid or unenforceable, the remaining provisions of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by applicable law.

8. Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter singular, or plural as the context may require.

9. Captions. All captions are for convenience only and are without substantive effect.


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10.  Execution  in  Counterparts.  This  Agreement  may be  executed  in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute on agreement, binding on all the parties herein.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understanding (written or oral) of the parties in connection herewith.

WITNESS the execution of this Agreement as of the date first above written.


DARBY ACQUISITION CORPORATION


By: /s/ Roger D. Shearer
    -------------------------
    Roger D. Shearer
    President


CAPITAL BANK & TRUST COMPANY


By: /s/ Thomas G. Jones
    -------------------------
    Thomas G. Jones
    Senior Vice President



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                                   APPENDIX A

Rule 419 -- Offerings by Blank Check Companies

     a.   Scope of the rule and definitions.

          1. The provisions of this section shall apply to every registration statement filed under the Act relating to an offering by a blank check company.

          2. For purposes of this section, the term "blank check company" shall mean a company that:

               i. Is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and

               ii. Is issuing "penny stock," as defined in Rule 3a51-1 under the Securities Exchange Act of 1934.

          3. For purposes of this section, the term "purchaser" shall mean any person acquiring securities directly or indirectly in the offering, for cash or otherwise, including promoters or others receiving securities as compensation in connection with the offering.

     b.   Deposit of securities and proceeds in escrow or trust account-

          1.   General.

               i. Except as otherwise provided in this section or prohibited by other applicable law, all securities issued in connection with an offering by a blank check company and the gross proceeds from the offering shall be deposited promptly into:

                    A. An escrow account maintained by an "insured depository institution," as that term is defined in section 3(c)2 of the Federal Deposit Insurance Act; or

                    B. A separate bank account established by a broker or dealer registered under the Exchange Act maintaining net capital equal to or exceeding $25,000 (as calculated pursuant to Exchange Act Rule 15c3-1, in which the broker or dealer acts as trustee for persons having the beneficial interests in the account.

               ii. If funds and securities are deposited into an escrow account maintained by an insured depository institution, the deposit account records of the insured depository institution must provide that funds in the escrow account are held for the benefit of the purchasers named and identified in accordance with 12 CFR part 330.1 of the regulations of the Federal

                    Deposit Insurance Corporation, and the records of the escrow agent, maintained in good faith and in the regular course of business, must show the name and interest of each party to the account. If funds and securities are deposited in a separate bank account established by a broker or dealer acting as a trustee, the books and records of the broker-dealer must indicate the name, address, and interest of each person for whom the account is held.

          2.   Deposit and investment of proceeds.

               i. All offering proceeds, after deduction of cash paid for underwriting commissions, underwriting expenses and dealer allowances, and amounts permitted to be released to the registrant pursuant to paragraph (b)(2)(vi) of this section, shall be deposited promptly into the escrow or trust account; provided, however, that no deduction may be made for underwriting commissions, underwriting expenses or dealer allowances payable to an affiliate of the registrant.

               ii. Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

               iii. Deposited  proceeds and interest or  dividends  thereon,  if any, shall be held for the sole benefit of the purchasers of the securities.

               iv.  Deposited   proceeds   shall  be  invested  in  one  of  the
                    following:

                    A. An obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act;

                    B. Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)2, (c)3, and (c)(4) of 17 CFR 270.2a-7 (Rule 2a-7) under the Investment Company Act; or

                    C.   Securities   that  are   direct   obligations   of,  or
                         obligations guaranteed as to principal or interest by, the United States.

               v. Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

               vi. The registrant may receive up to 10 percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by paragraph (b)(2)(i) of this section, exclusive of interest or dividends, as those proceeds are deposited into the escrow or trust account.

          3.   Deposit of securities.

               i. All securities issued in connection with the offering, whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 of the Exchange Act regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

               ii. Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

               iii. Warrants,   convertible   securities  or  other   derivative
                    securities relating to securities held in the escrow or trust account may be exercised or converted in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

          4. Escrow or trust agreement. A copy of the executed escrow or trust agreement shall be filed as an exhibit to the registration statement and shall contain the provisions of paragraphs (b)2,
               (b)3, and (e)3 of this section.

          5. Request for supplemental information. Upon request by the Commission or the staff, the registrant shall furnish as supplemental information the names and addresses of persons for whom securities are held in the escrow or trust account.

     c. Disclosure of offering terms. The initial registration statement shall disclose the specific terms of the offering, including, but not limited to:

          1. The terms and provisions of the escrow or trust agreement and the effect thereof upon the registrant's right to receive funds and the effect of the escrow or trust agreement upon the purchaser's funds and securities required to be deposited into the escrow or trust account, including, if applicable, any material risk of non-insurance of purchasers' funds resulting from deposits in excess of the insured amounts; and

          2. The obligation of the registrant to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that pursuant to this section, purchasers confirm in writing their investment in the registrant's securities as specified in paragraph (e) of this section.

     d. Probable acquisition post-effective amendment requirement. If, during any period in which offers or sales are being made, a significant acquisition becomes probable, the registrant shall file promptly a post-effective amendment disclosing the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company to be acquired as well as pro forma financial information required by the form and applicable rules and regulations. Where warrants, rights or other derivative securities issued in the initial offering are exercisable, there is a continuous offering of the underlying security.

     e.   Release of deposited and funds securities-

          1. Post-effective amendment for acquisition agreement. Upon execution of an agreement(s) for the acquisition(s) of a business(es) or assets that will constitute the business (or a line of business) of the registrant and for which the fair value of the business(es) or net assets to be acquired represents at least 80 percent of the maximum offering proceeds, including proceeds received or to be received upon the exercise or conversion of any securities offered, but excluding amounts payable to non-affiliates for underwriting commissions, underwriting expenses, and dealer allowances, the registrant shall file a post-effective amendment that:

               i. Discloses the information specified by the applicable registration statement form and Industry Guides, including financial statements of the registrant and the company acquired or to be acquired and pro forma financial information required by the form and applicable rules and regulations;

               ii. Discloses the results of the initial offering, including but not limited to:

                    A. The gross offering proceeds received to date, specifying the amounts paid for underwriter commissions, underwriting expenses and dealer allowances, amounts disbursed to the registrant, and amounts remaining in the escrow or trust account; and

                    B. The specific amount, use and application of funds disbursed to the registrant to date, including, but not limited to, the amounts paid to officers, directors, promoters, controlling shareholders or affiliates, either directly or indirectly, specifying the amounts and purposes of such payments; and

               iii. Discloses the terms of the offering as described pursuant to paragraph (e)2 of this section.

          2. Terms of the offering. The terms of the offering must provide, and the registrant must satisfy, the following conditions.

               i. Within five business days after the effective date of the post-effective amendment(s), the registrant shall send by first class mail or other equally prompt means, to each purchaser of securities held in escrow or trust, a copy of the prospectus contained in the post-effective amendment and any amendment or supplement thereto;

               ii. Each purchaser shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify the registrant in writing that the purchaser elects to remain an investor. If the registrant has not received such written notification by the 45th business day following the effective date of the post-effective amendment, funds and interest or dividends, if any, held in the escrow or trust account shall be sent by first class mail or other equally prompt means to the purchaser within five business days;

               iii. The  acquisition(s)   meeting  the  criteria  set  forth  in
                    paragraph (e)1 of this section will be consummated if a sufficient number of purchasers confirm their investments; and

               iv. If a consummated acquisition(s) meeting the requirements of this section has not occurred by a date 18 months after the effective date of the initial registration statement, funds held in the escrow or trust account shall be returned by first class mail or equally prompt means to the purchaser within five business days following that date.

          3. Conditions for release of deposited securities and funds. Funds held in the escrow or trust account may be released to the registrant and securities may be delivered to the purchaser or other registered holder identified on the deposited securities only at the same time as or after:

               i. The escrow agent or trustee has received a signed representation from the registrant, together with other evidence acceptable to the escrow agent or trustee, that the requirements of paragraphs (e)1 and (e)2 of this section have been met; and

               ii. Consummation of an acquisition(s) meeting the requirements of paragraph (e)(2)(iii) of this section.

          4. Prospectus supplement. If funds and securities are released from the escrow or trust account to the registrant pursuant to this paragraph, the prospectus shall be supplemented to indicate the amount of funds and securities released and the date of release.

     f. Financial statements. The registrant shall:

          1. Furnish to security holders audited financial statements for the first full fiscal year of operations following consummation of an acquisition pursuant to paragraph (e) of this section, together with the information required by Item 303(a) of Regulation S-K, no later than 90 days after the end of such fiscal year; and

          2. File the financial statements and additional information with the Commission under cover of Form 8-K; provided, however, that such financial statements and related information need not be filed separately if the registrant is filing reports pursuant to
               Section 13(a) or 15(d) of the Exchange Act.